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Exhibit 23.1

        The reverse stock split described in Note 2 to the consolidated financial statements has not been consummated at October 27, 2014. When it has been consummated, we expect to be in a position to furnish the following consent.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 27, 2014

"CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Registration Statement on Form S-1 of Nevro Corp. of our report dated August 8, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the reverse stock split described in Note 2 as to which the date is                        , relating to the consolidated financial statements of Nevro Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

  San Jose, California"

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  Exhibit 23.1
"CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM